Exhibit 99.1

                 AMERICAN SOFTWARE TO APPEAL NASDAQ NOTIFICATION

    ATLANTA, Sept. 21 -- On September 16, 2005, American Software, Inc.
(Nasdaq: AMSWAE) received a notice from the staff of The Nasdaq Stock Market based upon the Company's failure to timely file its Quarterly Report on Form 10-Q for the quarter ended July 31, 2005, as required by Nasdaq Marketplace Rule 4310(c)(14). The notice stated that this failure to file could serve as an additional basis for delisting the Company's securities from Nasdaq. This follows a similar notice dated July 14, 2005 relating to the Company's failure to file its Annual Report on Form 10-K on a timely basis.

    The Company anticipated the latest notice in its press release dated August 30, 2005, in which the Company announced it would not be able to file its first quarter Form 10-Q until it had filed the Annual Report on Form 10-K for the preceding fiscal year. Further, on September 12, 2005, the Company issued a press release announcing that the Company's first quarter Form 10-Q, which was due to be filed on September 9, 2005, could not be filed within the prescribed time period for reasons outlined in that press release.

    In the August 30 press release, the Company announced that a Nasdaq Listing Qualifications Panel had granted the Company's request for an extension of time, through October 14, 2005, to file the fiscal 2005 Form 10-
K. The Company estimated at that time, and continues to believe, that it will file its annual report on Form 10-K, along with the amended Form 10-Q for the quarter ended January 31, 2005, on or before October 14, 2005. The Company further intends to file, and expects that it will file, its Form 10-Q for the quarter ended July 31, 2005 by that date. The Company can provide no assurance, however, that it will be able to meet the October 14, 2005 deadline for these filings.

    About American Software, Inc.

    Headquartered in Atlanta, American Software develops, markets and supports one of the industry's most comprehensive offerings of integrated business applications, including supply chain management, Internet commerce, financial, warehouse management and manufacturing packages. e-Intelliprise(TM) is an ERP/supply chain management suite, which leverages Internet connectivity and includes multiple manufacturing methodologies. American Software owns 89% of Logility, Inc. (Nasdaq: LGTY), a leading provider of collaborative supply chain solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility is proud to serve such customers as Avery Dennison Corporation, Bissell, Huhtamaki UK, Hyundai Motor America, Leviton Manufacturing Company, McCain Foods, Pernod-Ricard, Sigma Aldrich and Under Armour Performance Apparel. New Generation Computing Inc. (NGC), a wholly owned subsidiary of American Software, is a global software company that has 25 years of experience developing and marketing business applications for apparel manufacturers, brand managers, retailers and importers. Headquartered in Miami, NGC's worldwide customers include Dick's Sporting Goods, Wilsons Leather, Kellwood, Hugo Boss, Russell Corp., Ralph Lauren Childrenswear, Haggar Clothing Company, Maidenform, William Carter and VF Corporation. For more information on the Company, contact: American Software, 470 East Paces Ferry Rd., Atlanta, GA 30305; (800) 726-2946 or (404) 261-4381. FAX: (404) 264-5206. INTERNET:
www.amsoftware.com or E-mail: ask@amsoftware.com

    Forward-Looking Statements

    This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the Company's ability to satisfy in a timely manner the requirements of
Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2004 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent
C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

    e-Intelliprise is a trademark of American Software, Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, and REDHORSE is a trademark of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.